Exhibit 99.2

Our Company

HC2 Holdings, Inc. (“HC2”, “we”, “us”, “the Company”, or “our”) is a diversified holding company with principal operations conducted through five operating platforms or reportable segments: Infrastructure, Insurance, Life Sciences, Spectrum and Other.

Infrastructure Segment

Our Infrastructure segment (f/k/a Construction segment) is comprised of DBM Global, Inc. and its wholly-owned subsidiaries (“DBMG”). DBMG is a fully integrated Building Information Modelling modeler, detailer, fabricator and erector of structural steel and heavy steel plate. DBMG models, details, fabricates and erects structural steel for commercial and industrial construction projects such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas, shopping malls, hospitals, dams, bridges, mines and power plants. DBMG also fabricates trusses and girders and specializes in the fabrication and erection of large-diameter water pipe and water storage tanks. Through GrayWolf Industrial, Inc. (“GrayWolf”), DBMG provides services including maintenance, repair, and installation to a diverse range of end markets in order to provide high-quality outage, turnaround, and new installation services to customers. Through Aitken Manufacturing Inc., DBMG manufactures pollution control scrubbers, tunnel liners, pressure vessels, strainers, filters, separators and a variety of customized products. As of September 30, 2020, the Company maintains an approximately 90% controlling interest in DBMG (not including a 2.5% interest held by Continental General Insurance Company (“CGI”)).

At September 30, 2020, DBMG’s reported backlog was $436 million and adjusted backlog was $640 million. Projects in backlog consist of awarded contracts, letters of intent, notices to proceed, change orders and purchase orders obtained. Backlog increases as contract commitments are obtained, decreases as revenues are recognized and increases or decreases to reflect modifications in the work to be performed under the contracts. Backlog is converted to sales in future periods as work is performed or projects are completed. Backlog can be significantly affected by the receipt or loss of individual contracts.

In addition, Schuff International, Inc., a steel fabrication and erection company, operates seven fabrication facilities and 11 sales and management facilities across six states, and has a production capacity of 310,400 tons with further capacity available through its extensive network of steel fabricators.

Insurance Segment

Our Insurance segment is comprised of Continental Insurance Group Ltd. (“CIG”) and its wholly-owned subsidiary CGI. CGI provides long-term care, life, annuity, and other accident and health coverage that help protect policy and certificate holders from the financial hardships associated with illness, injury, loss of life, or income continuation. The Company maintains a 100% interest in CIG, although the Company expects to sell its interest in CIG as set forth under “—Recent Developments—CIG Sale.”

Life Sciences Segment

Our Life Sciences segment is comprised of Pansend Life Sciences, LLC (“Pansend”). Pansend maintains controlling voting interests of approximately 80% in Genovel Orthopedics, Inc., which seeks to develop products to treat early osteoarthritis of the knee and approximately 56% voting interest in R2 Technologies, Inc. (“R2”), which develops aesthetic and medical technologies for the skin using technologies developed by R2 that deliver in-office treatments that provide patients skin lightening, brightening skin tone evening and reduction or elimination of hyperpigmentation. Pansend also invests in other early stage or developmental stage healthcare companies including an approximately 47% voting interest in MediBeacon Inc. (“MediBeacon”), a company developing a proprietary non-invasive real-time monitoring system for evaluation of kidney function monitoring, and an investment in Triple Ring Technologies, Inc., in which we hold a 23% voting interest (in each case, on a fully diluted basis).

On July 31, 2019, MediBeacon entered into a definitive agreement with Huadong Medicine, a publicly traded company on the Shenzhen Stock Exchange, providing exclusive rights to MediBeacon’s portfolio of assets in Greater China. In 2020, Huadong Medicine expanded the commercial agreement with MediBeacon to include a China clinical study. Under the expanded commercial agreement, MediBeacon will receive an additional $20 million in non-dilutive funding, of which $10 million was received in November 2020.

Spectrum Segment

Our Spectrum segment (f/k/a Broadcasting segment) is comprised of HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting”) and its subsidiaries. HC2 Broadcasting strategically acquires and operates over-the-air broadcasting stations across the United States. In addition, HC2 Broadcasting, through its wholly-owned subsidiary, HC2 Network Inc., operates Azteca America, a Spanish-language broadcast network offering high quality Hispanic content to a diverse demographic across the United States. The Company maintains an approximately 98% controlling voting interest in HC2 Broadcasting and an approximately 50% controlling voting interest in DTV America Corporation as well as approximately 10% proxy and voting rights from minority holders.

Other Segment

Our Other segment represents all other businesses or investments that do not meet the definition of a segment individually or in the aggregate. Included in the Other segment is the former Marine Services segment, which includes its holding company, Global Marine Holdings, LLC (“GMH”), in which the Company maintains approximately 73% controlling interest. GMH results include the current and prior year equity investment in Huawei Marine Networks Co., Limited (“HMN”), its 19% equity method investment with Huawei Technologies Co., Ltd., and the discontinued operations of Global Marine Systems Limited (“GMSL”).

Recent Developments

Exchange Agreement

We have entered into exchange agreements with certain holders of approximately $37 million of our outstanding 7.5% Convertible Senior Notes due June 1, 2022 (the “Existing Convertible Notes”) pursuant to which we plan to exchange such holder’s Existing Convertible Notes for new convertible notes (the “New Convertible Notes” and together with the Existing Convertible Notes, the “Convertible Notes”) with substantially the same terms, except that the maturity date of such New Convertible Notes will be August 1, 2026 (the “Convertible Notes Exchange”) and conversions of the New Convertible Notes may be settled in cash, shares of common stock or a combination thereof, at our election. No separate cash payment will be made at the settlement of the Convertible Notes Exchange for accrued and unpaid interest on the Existing Convertible Notes being exchanged, as such interest will be paid on August 1, 2021 to holders of record on July 15, 2021.

Sale of HMN

On October 30, 2019, the Company announced the sale of its stake in HMN, its 49% joint venture with Huawei Technologies Co., Ltd., to Hengtong Optic-Electric Co Ltd. The sale valued HMN at $285 million, and Global Marine Holdings, LLC’s 49% stake, through New Saxon 2019 Limited (“New Saxon”), at approximately $140 million.

Under the terms of the Sale and Purchase Agreement, the sale of New Saxon’s 49% interest in HMN was effected in two tranches. The sale of the portion of New Saxon’s 30% interest of HMN, closed on May 12, 2020 (the “First HMN Close”). The remaining 19% interest of HMN is retained by New Saxon and subject to a put option agreement by New Saxon, exercisable starting on the second year anniversary of the closing date of the First HMN Close at a price equal to the greater of the share price paid for the 30% interest or fair market value as of the exercisable date.

In conjunction with the first tranche of the sale, the Company received $85.5 million in cash, of which $17.5 million and $2.1 million were paid to noncontrolling interest holders and redeemable noncontrolling interest holders, respectively. New Saxon recorded a $71.1 million gain, included in Other income (loss) in the Condensed Consolidated Statements of Operations. The gain recognized includes $11.3 million related to the fair value of the put option. In addition, the Company recorded a $7.2 million tax expense related to a foreign tax payment when the first tranche closed.

Sale of PTGi International Carrier Services, Inc.

On October 2, 2020, ICS Group Holdings Inc., a subsidiary of the Company, entered into a Stock Purchase Agreement with GoIP Global, Inc., a company that provides cable and pay television services and offers a range of mobile media services, solutions and tools for brands, agencies, content providers, online portals, entertainment and media companies, for the sale of ICS (the “ICS Sale”), its wholly-owned subsidiary. The ICS Sale closed on October 31, 2020. The ICS Sale resulted in the disposition of the Company’s telecommunications division and is part of the Company’s continuing efforts to pursue strategic alternatives across its portfolio.

Sale of Beyond6

On January 15, 2021, the Company closed the previously announced sale of its majority-owned subsidiary Beyond6, Inc. (f/k/a American Natural Energy Corp. and American Natural Gas, Inc.) (“Beyond6”) to an affiliate of Mercuria Investments US, Inc. (the “Beyond6 Sale”), pursuant to an Agreement and Plan of Merger (the “Beyond6 Merger Agreement”), among Beyond6, Greenfill, Inc., a Delaware corporation (“Greenfill”),  Greenfill Merger, Inc., a newly-formed Delaware corporation and indirect subsidiary of Greenfill, and an affiliate of HC2 as the Stockholder Representative for the Beyond6 stockholders. Pursuant to the Beyond6 Merger Agreement, Greenfill Merger Sub has merged with and into Beyond6, with Beyond6 as the surviving corporation. The base purchase price of the transaction payable to holders of Beyond6’s equity was approximately $169.0 million, net of Beyond6’s debt and transaction expenses, subject to customary purchase price adjustments and escrow arrangements as set forth in the Beyond6 Merger Agreement. The Company received net proceeds from the sale of approximately $70.0 million (including intercompany transaction costs) in cash subject to customary closing adjustments, which the Company intends to use to reduce debt as set forth herein under “Use of Proceeds.”

On January 20, 2021, the Company provided notice (the “Asset Sale Redemption Notice”) to U.S. Bank National Association, as trustee (the “Trustee”), of its intent to use the net cash proceeds of the Beyond6 Sale to redeem $67,716,000 aggregate principal amount of the Company’s 11.500% Senior Secured Notes due 2021 (the “Existing Senior Secured Notes”), pursuant to the indenture governing the Existing Senior Secured Notes, at a redemption price equal to 100% of the principal amount of the Existing Senior Secured Notes redeemed, plus accrued and unpaid interest since December 1, 2020 (the last regularly scheduled interest payment date preceding the redemption date) to the redemption date of February 19, 2021.

Proposed Sale of Continental

On December 8, 2020, the Company received from representatives of Continental General Holdings LLC (the “Continental Buyer”), an affiliate of Michael Gorzynski, a director and beneficial owner of approximately 6.6% of the Company’s outstanding common stock, a non-binding indication of interest for the potential acquisition by the Continental Buyer of the insurance segment of the Company (the “Indication of Interest”). The Company’s insurance segment is comprised of CIG and its indirect, wholly-owned subsidiaries CGI and Continental LTC Inc. (collectively, “Continental”). Prior to the receipt of the Indication of Interest, the board of directors of the Company (the “Board”) waived certain standstill provisions contained in that certain Cooperation Agreement, dated as of May 13, 2020, by and among the Company, MG Capital Management Ltd. (“MG Capital”), Percy Rockdale LLC and Rio Royal LLC (each, an affiliate of Mr. Gorzynski), as amended.

The Indication of Interest currently contemplates a total potential transaction value of approximately $90 million, subject to certain adjustments, consisting of, among other things, a combination of $65 million in cash and the transfer to HC2 (or cancellation) and/or modification of the terms of certain HC2 and HC2-affiliate securities owned by Continental.

The Indication of Interest contemplates a request for a 30-day exclusivity period, although the Company has advised the Continental Buyer that it is not prepared to enter into an exclusivity agreement with respect to the transactions contemplated by the Indication of Interest at this time.

The Indication of Interest states that the transactions contemplated thereby are expected to be conditioned on, among other things, receipt of all necessary regulatory approvals (including approval by the Texas Department of Insurance), receipt of other required consents and approvals, receipt of a fairness opinion and approval by the Board.

The Company has engaged a financial advisor, is evaluating the Indication of Interest and negotiating with representatives of the Continental Buyer. Mr. Gorzynski, Executive Chairman of Continental in addition to his role as an HC2 director, and Kenneth Courtis, an HC2 director, have recused themselves from Board deliberations on this matter. The Company is not in a position to make any prediction at this time as to its response to the Buyer or any outcome relating to the Indication of Interest. There can be no assurance that any proposal or binding offer will be made or accepted, that any definitive agreement will be executed (or the timing or final terms thereof), or that any transaction will be consummated in connection with the Indication of Interest. As no definitive agreement has been signed in connection with the proposed Continental Sale, and we cannot provide any assurance that we will enter into any such agreement in the future on the terms described above or at all. The proposed sale of our insurance segment is referred to herein as the “Continental Sale.”

Rights Offering and Sale of Series B Preferred Stock

On November 25, 2020, the Company completed its $65 million common stock rights offering. Pursuant to the terms of the rights offering, 13,979,674 shares of common stock were purchased pursuant to the exercise of basic subscription rights and 2,763,148 shares of common stock were purchased under the over-subscription privilege. In addition, we issued 82,459 additional shares of common stock to MG Capital for the same $2.27 per share consideration payable in the rights offering.

Pursuant to the Investment Agreement (the “Investment Agreement”) entered into with Lancer Capital LLC (“Lancer Capital”), the Company sold 5,560 shares of Series B Non-Voting Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), for an issue price of $1,000 per share in connection with a backstop arrangement.

In connection with the closing of the rights offering, the Company sold approximately 21,433 additional shares of Series B Preferred Stock to Lancer Capital in consideration of Lancer Capital funding $21.4 million pursuant to the Investment Agreement. This issuance and sale was consummated without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. As contemplated by the Investment Agreement, concurrently with the closing of the rights offering, Lancer Capital converted all of its shares of Series B Preferred Stock into 11,891,539 shares of the Company’s common stock, which, combined with subsequent open market purchases, resulted in Lancer Capital owning approximately 25% of our shares of common stock.

The rights offering, the issuance of common stock in connection therewith, the issuance of Series B Preferred Stock and the conversion thereof to shares of our common stock are collectively referred to herein as the “Rights Offering.”